UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2008

The First Marblehead Corporation

(Exact name of registrant as specified in charter)

Delaware	001-31825	04-3295311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Prudential Tower 800 Boylston Street, 34th Floor Boston, Massachusetts	02199-8157
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 895-4283

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement

On April 7, 2008, The Education Resources Institute, Inc. (“TERI”) filed a voluntary petition for reorganization (the “TERI Reorganization”) under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Massachusetts (the “Bankruptcy Court”).

The First Marblehead Corporation (the “Corporation”) stated in its quarterly report on Form 10-Q filed on May 12, 2008 that it expected the guaranty agreements and loan origination agreements that TERI has with a significant number of the Corporation’s clients, including JPMorgan Chase Bank, N.A. (“JPMorgan Chase”), to be terminated in the context of the TERI Reorganization.

On July 15, 2008, the Bankruptcy Court entered an order (the “Order”) granting a motion by TERI to terminate the loan origination agreement (the “Loan Origination Agreement”) and guaranty agreement (the “Guaranty Agreement”) between TERI and JPMorgan Chase. TERI and JPMorgan Chase entered into a stipulation in connection with the motion, providing for certain agreements among the parties with regard to the terminations. Pursuant to the stipulation, TERI agreed to return to JPMorgan Chase a portion of the guaranty fees previously paid by JPMorgan Chase to TERI with regard to private education loans funded and currently owned by JPMorgan Chase (the “Program Loans”), and JPMorgan Chase waived and relinquished any further guaranty claims against TERI with regard to the Program Loans.

Although the Corporation was not party to the Loan Origination Agreement or the Guaranty Agreement, the Corporation had the right to facilitate securitization of the Program Loans, subject to the terms and conditions of the amended and restated note purchase agreement, dated as of May 1, 2002, by and between the Corporation and JPMorgan Chase (as amended, the “NPA”). As a result of the termination of the Guaranty Agreement, the NPA also terminated. The NPA was included as an exhibit to the Corporation’s annual report on Form 10-K for the fiscal year ended June 30, 2007.

As a result of the Order and the termination of the Guaranty Agreement and the NPA, JPMorgan Chase no longer has any further obligations to sell and the Corporation no longer has any obligation to purchase Program Loans pursuant to the NPA. The NPA provides that Program Loans originated prior to termination of the NPA shall be purchased by the Corporation subject to the terms of the NPA. Under the NPA, however, it is a condition to the Corporation’s purchase obligation that the Program Loans be covered by the Guaranty Agreement. Consequently, the Corporation will not be purchasing from JPMorgan Chase, pursuant to the NPA, Program Loans originated by JPMorgan Chase prior to the termination of the NPA.

Program Loans represented approximately 16% of the Corporation’s total principal amount of loans facilitated and available for securitization as of March 31, 2008.

Item 8.01.	Other Events

On June 23, 2008, the Bankruptcy Court entered an order approving a motion by TERI to purchase defaulted loans using cash in pledged accounts established for the benefit of certain securitization trusts (the “Pledged Funds”).

The order was granted subject to certain conditions, including the right of the official committee of TERI’s unsecured creditors (the “Creditors Committee”), or any other person or entity, to challenge the validity, perfection, priority or enforceability of the trusts’ security interests in the Pledged Funds within 14 days following the order. No such challenges were made.

The order remains subject to the other conditions described in the Corporation’s current report on Form 8-K filed on June 26, 2008, including possible challenges to the trusts’ security interests in collateral other than the Pledged Funds.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST MARBLEHEAD CORPORATION

Date: July 21, 2008	By:	/s/ Peter B. Tarr
Peter B. Tarr
Chairman of the Board and General Counsel